Exhibit 10.1

PERFORMANCE UNIT AWARD AGREEMENT

Tuesday Morning Corporation
2008 Long-Term Equity Incentive Plan

This PERFORMANCE UNIT AWARD AGREEMENT (this “Agreement”) is entered into between Tuesday Morning Corporation, a Delaware corporation (the “Company”), and                          (“Executive”) effective as of                     ,       (the “Grant Date”), pursuant to the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan, as amended (the “Plan”), the terms of which are incorporated by reference herein in their entirety.  The Company and Executive have entered into a Second Amendment To Amended And Restated Employment Agreement dated                     ,        , under which the Company has agreed to grant Executive a Performance Unit award as an inducement for Executive’s continued and effective performance of services for the Company.

WHEREAS, the Company desires to grant Executive the Performance Units specified herein, subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

1.                                       Grant of Performance Units.  The Company hereby grants to Executive 100,000 Performance Units (individually, a “Performance Unit” and collectively, the “Performance Units”) on the terms and conditions set forth in this Agreement.  The Performance Units are subject to the restrictions, terms, and conditions provided in the Plan and this Agreement.  In accepting the award of Performance Units set forth in this Agreement Executive accepts and agrees to be bound by all the terms and conditions of the Plan and this Agreement.  If Executive’s employment with the Company terminates for any reason prior to the vesting of a Performance Unit granted hereby all of Executive’s rights to such unvested Performance Unit will lapse and be completely forfeited on the date Executive’s employment terminates.

2.                                       Definitions.  For purposes of this Agreement, the following terms shall have the meanings indicated below:

(a)                                  “Closing Price” means the closing sale price of the Common Stock as reported on the principle securities exchange on which the Common Stock is then traded.

(b)                                 “Common Stock” means the common stock of the Company, $0.01 par value per share.

(c)                                  “Trading Day” means a day on which the principle securities exchange on which the Common Stock is traded is open for trading.

Capitalized terms not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan.

3.                                       Vesting of Performance Units.  The Performance Units that are granted hereby shall vest in accordance with the provisions of subsections (a) through (d) of this Section 3:

(a)                                  The first one-third                      of the Performance Units (the “First Performance Unit Tranche”) will vest if during the period beginning November 1, 2011, and ending October 31, 2012 (the “2012 Performance Period”) the average of the Closing Price of the Common Stock for a period of 40 or more consecutive Trading Days during the 2012 Performance Period is equal to or greater than $8.00 per share and Executive has been actively employed by the Company from the Grant Date through the 40th Trading Day of such 40 or more consecutive Trading Day period (the “2012 Vesting Date”) in which case the First Performance Unit Tranche will vest on the 2012 Vesting Date and will be paid as provided in Section 4(a) below.  If Executive remains actively employed by the Company throughout the 2012 Performance Period but the average of the Closing Price of the Common Stock for a period of 40 or more consecutive Trading Days during the 2012 Performance Period does not equal or exceed $8.00 per share the First Performance Unit Tranche will not vest and will rollover and be eligible for vesting in a subsequent performance period as provided subsections (b) through (d) of this Section 3 and the special rule provided in subsection (e) of this Section 3 will apply to the 2013 Performance Period (as that term is defined in subsection (b) of this Section 3).

(b)                                 The second one-third                      of the Performance Units (the “Second Performance Unit Tranche”), and the First Performance Unit Tranche (if the First Performance Unit Tranche did not vest in the 2012 Performance Period), will vest if during the period beginning November 1, 2012, and ending October 31, 2013 (the “2013 Performance Period”) the average of the Closing Price of the Common Stock for a period of 40 or more consecutive Trading Days during the 2013 Performance Period (or, if applicable under subsection (e), ending on a Trading Day in the 2013 Performance Period) is equal to or greater than $8.00 per share and Executive has been actively employed by the Company from the Grant Date through the 40th Trading Day of such 40 or more consecutive Trading Day period (the “2013 Vesting Date”) in which case the Second Performance Unit Tranche, and the First Performance Unit Tranche (if the First Performance Unit Tranche did not vest in the 2012 Performance Period), will vest on the 2013 Vesting Date and will be paid as provided in Section 4(b) below.  If Executive remains actively employed by the Company throughout the 2013 Performance Period but the average of the Closing Price of the Common Stock for a period of 40 or more consecutive Trading Days during (or, to the extent allowed under subsection (e), ending in) the 2013 Performance Period does not equal or exceed $8.00 per share the Second Performance Unit Tranche will not vest and will rollover and be eligible for vesting in a subsequent performance period as provided subsections (c) through (d) of this Section 3 and the special rule provided in subsection (e) of this Section 3 will apply to the 2014 Performance Period (as that term is defined in subsection (c) of this Section 3).

(c)                                  The last one-third                      of the Performance Units (the “Third Performance Unit Tranche”), and the First Performance Unit Tranche and/or the Second Performance Unit Tranche (if either or both of such tranches did not vest in a prior performance period as provided above), will vest if during the period beginning November 1, 2013, and ending October 31, 2014 (the “2014 Performance Period”) the average of the Closing Price of the Common Stock for a period of 40 or more consecutive Trading Days during the 2014 Performance Period (or, if applicable under subsection (e), ending on a Trading Day in the 2014

Performance Period) is equal to or greater than $8.00 per share and Executive has been actively employed by the Company from the Grant Date through the 40th Trading Day of such 40 or more consecutive Trading Day period (the “2014 Vesting Date”) in which case the Third Performance Unit Tranche, and the First Performance Unit Tranche and Second Performance Unit Tranche (if the First Performance Unit Tranche and/or Second Performance Unit Tranche did not vest in a prior performance period as provided above), will vest on the 2014 Vesting Date and will be paid as provided in Section 4(c) below.  If Executive remains actively employed by the Company throughout the 2014 Performance Period but the average of the Closing Price of the Common Stock for a period of 40 or more consecutive Trading Days during (or, to the extent allowed under subsection (e), ending in) the 2014 Performance Period does not equal or exceed $8.00 per share the Third Performance Unit Tranche will not vest and will rollover and be eligible for vesting in the following performance period as provided subsection (d) of this Section 3 and the special rule provided in subsection (e) of this Section 3 will apply to the 2015 Performance Period (as that term is defined in subsection (d) of this Section 3).

(d)                                 If any or all of the First Performance Unit Tranche, the Second Performance Unit Tranche and/or the Third Performance Unit Tranche do not vest in a prior performance period as provided in subsections (a) through (c) of this Section 3 and is eligible to vest under this Section 3(d) such tranche or tranches will vest if during the period beginning November 1, 2014, and ending October 31, 2015 (the “2015 Performance Period”) the average of the Closing Price of the Common Stock for a period of 40 or more consecutive Trading Days during the 2015 Performance Period (or, if applicable under subsection (e), ending on a Trading Day in the 2015 Performance Period) is equal to or greater than $8.00 per share and Executive has been actively employed by the Company from the Grant Date through the 40th Trading Day of such 40 or more consecutive Trading Day period (the “2015 Vesting Date”) in which case the First Performance Unit Tranche, the Second Performance Unit Tranche and/or the Third Performance Unit Tranche, as applicable, will vest on the 2015 Vesting Date and will be paid as provided in Section 4(d) below.  If the average of the Closing Price of the Common Stock for a period of 40 or more consecutive Trading Days during the 2015 Performance Period does not equal or exceed $8.00 per share each of the First Performance Unit Tranche, the Second Performance Unit Tranche and the Third Performance Unit Tranche that has not previously vested in accordance with the schedule set forth above shall lapse and be forfeited as of the close of business on October 31, 2015.

(e)                                  If during any of the 2012 Performance Period, the 2013 Performance Period or the 2014 Performance Period the tranche (or tranches) of Performance Units eligible for vesting in such performance period does not (or do not) vest then the tranches of Performance Units eligible for vesting in the immediately following performance period (the “Following Performance Period”) will vest if the average of the Closing Price of the Common Stock for a period of 40 or more consecutive Trading Days beginning in the 2012 Performance Period, the 2013 Performance Period or the 2014 Performance Period, as the case may be, and ending on a Trading Date in the Following Performance Period is equal to or greater than $8.00 per share and Executive has been actively employed by the Company from the Grant Date through the 40th Trading Day of such 40 or more consecutive Trading Day period.

4.                                       Payment With Respect to Vested Performance Units.  Each Performance Unit provides Executive an opportunity to earn an $8.00 cash payment upon the achievement of the performance goals established by the Committee set forth in Section 3 above and the vesting of such Performance Unit.  If a Performance Unit vests under Section 3 then the Company will pay to Executive at the time provided below a lump-sum cash payment equal to the product of the Performance Units that then vested times $8.00.  The Committee may not increase the amount payable under this Agreement.  The Committee’s determination of whether the performance goals applicable to this Agreement are achieved shall be binding upon all persons.

(a)                                  The amount payable to Executive under Section 3(a) will be paid to Executive on the date that is 60 days following the 2012 Vesting Date.  Such payment will be made to Executive in exchange for the Performance Units that vested under Section 3(a) and thereafter Executive shall have no further rights with respect to such Performance Units.

(b)                                 The amount payable to Executive under Section 3(b) will be paid to Executive on the date that is 60 days following the 2013 Vesting Date.  Such payment will be made to Executive in exchange for the Performance Units that vested under Section 3(b) and thereafter Executive shall have no further rights with respect to such Performance Units.

(c)                                  The amount payable to Executive under Section 3(c) will be paid to Executive on the date that is 60 days following the 2014 Vesting Date.  Such payment will be made to Executive in exchange for the Performance Units that vested under Section 3(c) and thereafter Executive shall have no further rights with respect to such Performance Units.

(d)                                 The amount payable to Executive under Section 3(d) will be paid to Executive on the date that is 60 days following the 2015 Vesting Date.  Such payment will be made to Executive in exchange for the Performance Units that vested under Section 3(d) and thereafter Executive shall have no further rights with respect to such Performance Units.

5.                                       Tax Withholding.  To the extent that the receipt of the Performance Units or any payment pursuant to this Agreement results in income, wages or other compensation to Executive for any income, employment or other tax purposes with respect to which the Company has a withholding obligation, the Company is authorized to withhold from any payment under this Agreement or from any cash or stock remuneration or other payment then or thereafter payable to Executive any tax required to be withheld by reason of such taxable income, wages or compensation.

6.                                       Transfer Restrictions.  This Agreement and the Performance Units granted hereby may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of (other than by will or the applicable laws of descent and distribution).  Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and the Company shall not be bound thereby.

7.                                       Capital Adjustments And Reorganizations.  The existence of the Performance Units shall not affect in any way the right or power of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.  The number of Performance Units and the amount paid on vesting of the Performance Units shall be adjusted in accordance with the provisions of Section 4.6 of the Plan as determined by the Committee in its sole discretion as necessary to properly reflect changes in the Company’s capital structure.

8.                                       Performance Units Do Not Award Any Rights of a Shareholder.  Executive shall not have the voting rights or any of the other rights, powers or privileges of a holder of the stock of the Company with respect to the Performance Units that are awarded hereby.

9.                                       Limit of Liability.  Under no circumstances will the Company or an Affiliate be liable for any indirect, incidental, consequential or special damages (including lost profits or taxes) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan, this Agreement or the Performance Units.

10.                                 Notices.  Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the Company’s principal business office address and to Executive at Executive’s residential address, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth.  Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

11.                                 Amendment and Waiver.  Except as otherwise provided herein or in the Plan or as necessary to implement the provisions of the Plan, this Agreement may be amended, modified or superseded only by written instrument executed by the Company and Executive.  Only a written instrument executed and delivered by the party waiving compliance hereof shall waive any of the terms or conditions of this Agreement.  Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized director or officer of the Company other than Executive.  The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same.  No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

12.                                 Governing Law and Severability.  The validity, construction and performance of this Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.  The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

13.                                 Successors and Assigns.  Subject to the limitations which this Agreement imposes upon the transferability of the Performance Units granted hereby, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to Executive, Executive’s permitted assigns and upon Executive’s death, Executive’s estate and beneficiaries thereof (whether by will or the laws of descent and distribution), executors, administrators, agents, legal and personal representatives.

14.                                 Miscellaneous.  This Agreement is awarded pursuant to and is subject to all of the provisions of the Plan, including amendments to the Plan, if any.

15.                                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Executive has executed this Agreement, all effective as of the date first above written.

TUESDAY MORNING CORPORATION

By:
Name:
Title:

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